Exhibit 99.01
                                  PRESS RELEASE


CONTACTS:         Karen Chrosniak, Director of Investor Relations
                           Dean Marshall, Director of Finance
                           Jim Brown, VP of Finance
                           1-877-496-6704


               ADELPHIA COMMUNICATIONS ANNOUNCES CONTINUING REVIEW


COUDERSPORT, Pa., April 16, 2002-Adelphia Communications Corporation (Nasdaq:
ADLAC) ("Adelphia" or the "Company") today announced that, together with its independent auditor, Deloitte & Touche LLP, it is continuing to review the accounting treatment for matters related to its co-borrowing agreements. The scope of this review process continues to be focused on the appropriate application of generally accepted accounting principles to the obligations under the co-borrowing agreements. As a result of this review, the Company will not be able to file its Annual Report on Form 10-K by the expiration of the extension on Tuesday, April 16, 2002, but will file its 10-K as soon as practicable after that review has been completed.

As previously disclosed, certain wholly owned subsidiaries of Adelphia are parties to co-borrowing agreements with a number of Rigas family owned business entities. Each of the co-borrowers is liable for all borrowings under the credit agreements, and may borrow up to the entire amount of the available credit under the facility.

In conjunction with the review of these co-borrowing agreements, there are a number of possible outcomes with respect to the Company's consolidated financial statements for 2001 and certain prior years regarding amounts recorded by Rigas family owned entities under these co-borrowing agreements. However, with the exception of any changes in the treatment of the obligations under these co-borrowing agreements, the Company does not believe this review will result in any other material changes to historical amounts that were reported in its press release on March 27, 2002 titled "Adelphia Communications Announces Fourth Quarter and Full Year 2001 Results".

Additionally, the Company and its independent auditor are also reviewing the accounting treatment in the separate financial statements of certain subsidiaries of Adelphia for $500 million of unrestricted co-borrowing obligations of an Adelphia Business Solutions subsidiary and the related impact as a result of Adelphia Business Solutions' bankruptcy filings in late March 2002. The resolution of this matter will not have any effect on the Company's fiscal 2001 consolidated financial statements or the historical amounts reported in its March 27, 2002 press release.

In light of the review process currently underway and other related matters, the Company intends to re-evaluate its previously announced guidance for 2002 contained in the Company's March 27, 2002 press release.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including the Form 8-Ks filed on March 28, April 1 and April 5, 2002, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, the upcoming Form 10-K to be filed for the year ended December 31, 2001, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.